EXHIBIT 21

                             Belmar Capital Fund LLC
                                  Subsidiaries




         Name                                 Jurisdiction of Incorporation
         ----                                 -----------------------------

Belmar Realty Corporation                              Delaware

Bel Stamford LLC                                       Delaware

Brazos Property Trust                                  Maryland